10.2

                       Option to Purchase Common Stock of
                           AMERICANA PUBLISHING, INC.

Agreement (hereinafter referred to as "Option Agreement") made January 1st, 1999 between (Director) of (city) (state) (herein after referred to as "Purchaser") and AMERICANA PUBLISHING, INC. (hereinafter referred to as "Seller") a Colorado Corporation.

Whereas, Purchaser desires to purchase certain unissued but authorized common stock of Seller.

Whereas, it is agreed Seller is duly authorized to issue new common stock and will issue common stock to accommodate the purchase by the Purchaser under this Option Agreement.

Whereas, the Seller and Purchaser have agreed upon all the terms and conditions of this Option Agreement and execution and delivery of this Option Agreement has been duly authorized by the Board of Directors of the Seller.

Whereas the Purchaser is granted an option by the Seller to purchase common stock of the Seller.

Now, therefore, in consideration of the foregoing, and the mutual covenants contained herein, and for consideration for this Option Agreement of two hundred and fifty dollars to paid by Purchaser to Seller at execution of this Option Agreement, the purchase of common stock pursuant to the exercise of this Option Agreement shall be as follows:

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1.   The  Seller  agrees  to sell  shares of common  stock to the  Purchaser  at anytime and in any denomination up to 300,000 shares in total, whereby the Purchaser may purchase all or part of the total shares, however.

2. The Purchaser may purchase common stock of the Seller for a purchase Price of ten cents (.10 cents) per share on or before December 31st, 1999.

3. The Purchaser may purchase common stock of the Seller for a purchase price of twenty cents (.20 cents) per share on or before December 31st, 2000.

4. The Purchaser may purchase common stock of the Seller for a purchase price of thirty cents (.30 cents) per share on or before December 31st, 2001.

5. Time For Payment For Common Stock. The stock option price of the shares to be purchased pursuant to the exercise of the option hereinbefore granted shall be paid in full at the time of the excise of the option at the stated price per share for that time period as set forth herein.

6. Time Of Exercise Of This Option. The option hereinbefore granted may be exercised by the Purchaser in whole or in part on or before three years from the date of this Option Agreement but not to exceed December 31st, 2001.

7. Method of Exercising Option. At least five (5) days prior to the date upon which the option hereinbefore granted is to be exercised, the Purchaser shall deliver to the Seller written notice of its election to exercise the option, which notice shall specify the date, place, time, amount of common stock and purchase price for the exercise of the option in respect of which the option is to be exercised.

     The written notice shall be sent by U.S. mail addressed to the Seller at the following address:

                           Americana Publishing, Inc.
                           303 San Mateo NE, Suite 104A
                           Albuquerque, NM 87108
                           Attn: Chairman of the Board

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8.   Payment And Delivery Of Shares.  The  Purchaser  shall at the date and time specified in such notice, deliver a cashiers check or certified funds to the Seller in the amount of the cash price for such purchase and Seller shall deliver to the Purchaser a certificate of common stock of the Seller, duly endorsed and properly issued to Purchaser in the correct number of shares as represented by the funds and notice received by the Seller.

9. In the event of any of the following condition the Company will issue an additional 300,000 shares of common stock to the Purchaser for compensation of $1.00.

          a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

          b) The purchase of substantially all of the Company's issued and outstanding stock in an effort to take the Company Private; or

          c) The attempt by an individual or associated group of individuals or corporation or entity to purchase stock in the Company for the purposes of a hostile take over; or

          d) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

          e) The Company's decision to terminate its business and liquidate its assets; or

          f) The merger or consolidation of the Company with another company where by the directors of the Company as a whole are no longer majority shareholders.

10. Sellers Representations And Warranties. The Seller is a corporation duly organized under the state of Colorado and is organized as a publishing enterprise.

     a.   Seller has no subsidiaries.

     b. All of the current issued and outstanding common stock of the Seller is a total of 2,535,000 shares, but does not include the 300,000 shares in this Option Agreement or other Option Agreements or other offerings.

     c. The foregoing representations and warranties shall be true at the time of the date of this Option Agreement.

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11.  Modifications.  This Option Agreement shall become effective as of the date hereof and unless sooner terminated, shall remain in full force and effect until December 31st, 2001. No modifications or amendments of this Option Agreement shall be effective unless such modification or amendment shall be in writing and signed by the parties hereto.

12. Construction. This Option Agreement shall be deemed to be made under and shall be construed in accordance with the laws of Colorado.

13. Binding and Benefit. This Option Agreement shall be binding upon and inure to the benefit of the Purchaser, its successors and assigns.

14. Termination. This Option Agreement may be terminated by the Chairman of the Board of the Seller, without cause by a 30 day written notice given to the Purchaser via regular mail.

15. All Purchase Payment Retained By Seller. Consideration for this agreement and all subsequent stock option payments shall be retained by Seller and all stock purchases are considered fully paid and non-assessable. In witness whereof, the parties of this Option Agreement have set their hands and the corporate party has caused this Option Agreement to be executed under its respective corporate seal.



Purchaser                                     Date



Seller                                        Date



Witness                                       Date